9800490057

FILED

FEB 18 1988
9AM

CERTIFICATE OF INCORPORATION

OF

WINDFALL CAPITAL CORP.

I, the undersigned, in order to form a corporation from the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is:

WINDFALL CAPITAL CORP.

SECOND: The registered office of the corporation and place of business in the State of Delaware is to be located at 15 North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Corporate Service Bureau Inc.

THIRD: The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any and all things therein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

> To do any lawful act or thing for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares which the corporation is authorized to issue is One Hundred Million (100,000,000) Shares, all of which shall have .0001 par value per share.

FIFTH: The name and address of the incorporator is as follows:

Name	Address
Anne Marie Harvey	283 Washington Avenue Albany, New York 12206

SIXTH: The powers of the incorporator are to terminate upon filing of the Certificate of Incorporation, and the name(s) and mailing address(es) of the person(s) who is (are) to serve as Director(s) until the first annual meeting of stockholders or until their successors are elected and qualify is (are) as follows:

Name	Address
George Hebert	30 Bedell Street Freeport, New York 11520

SEVENTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchises of this Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of the Corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this Corporation except as conferred by Law of the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of the State of Delaware.

It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be in nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes, and powers.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 17th day of February, 1988.

Anne Marie Harvey
Incorporator

899264017

FILED

SEP 21 1989

9 AM

CERTIFICATE OF AMENDMENT
OF
WINDFALL CAPITAL CORP.

(Pursuant to Section 242 of Title 8, Chapter 1 of the Delaware Code of 1953)

Windfall Capital Corp., hereinafter called the Corporation, a corporation organized and existing under and by virtue of Title 8, Chapter 1 of the Delaware Code of 1953,

DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: That the Board of Directors of the Corporation, by written consent in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments be advisable and submitting such amendments to the shareholders at the annual meeting of the shareholders for consideration of such amendments in accordance with the provisions of Sections 211, 222 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendments are as follows:

RESOLVED, that the name of the Corporation be changed to U. S. Environmental, Inc.

RESOLVED, FURTHER, that the Certificate of Incorporation is hereby amended by adding thereto, as a new ARTICLE EIGHTH, the following:

EIGHTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(b)(1) Right to Indemnification. Each person who as or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by a reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of

10.3

the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2) Right of Claimant to Bring Suit. If a claim under subparagraph (b)(1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders of disinterested directors or otherwise.

(4) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the officers of the Corporation sought from the shareholders approval of the foregoing amendment to the Certificate of Incorporation in accordance with provisions of Sections 211, 212, 222 and 242 of the General Corporation Law of the State of Delaware and through such action, the necessary number of shares as required by state were voted in favor of such amendment.

THIRD: That said amendment was fully adopted by the shareholders of said corporation at a special meting of the shareholders held in accordance with the provisions of Sections 211, 212, 216, 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Windfall Capital Corp. has caused this certificate to be signed by Louis J. Sepe, its President, and Ernest Micciche, its Secretary, this 28th day of August, 1989.

WINDFALL CAPITAL CORP.

By: ______________________
Louis J. Sepe, President

Attest: ______________________
Ernest Micciche, Secretary

8902650012

(To Be Submitted in Duplicate)

FILED 9AM

SEP 22 1989

[signature]
SECRETARY OF STATE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
OFFICE AND REGISTERED AGENT
OF

U. S. ENVIRONMENTAL, INC.

The board of directors of the U. S. ENVIRONMENTAL, INC. a corporation of Delaware, on this 28th day of August A.D. 19 89 do hereby resolve and order that the location of the registered office of this corporation within this State be, and the same hereby is 725 Market street, in the City of Wilmington, in the County of New Castle

The name of the registered agent therein and in charge thereof upon whom process against this corporation may be served is The Company Corporation

The U. S. ENVIRONMENTAL, INC., a corporation of Delaware, doth hereby certify that the foregoing is a true copy of a resolution adopted by the board of directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and Attested by its Secretary, and its corporate seal to be hereto affixed, the 28th day of August A.D. 19 89.

By [signature]
PRESIDENT

(SEAL)

ATTEST:

[signature]
SECRETARY

CERTIFICATE FOR

RENEWAL AND REVIVAL OF CHARTER

ENVIRONMENTAL U.S. INC. formerly known as
U. S. ENVIRONMENTAL, INC. , a corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes, now desires a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is ENVIRONMENTAL U.S. INC. formerly known as U. S. ENVIRONMENTAL, INC..

2. Its registered office in the State of Delaware is located at 1313 N. Market Street, Wilmington, DE 19801-1151, County of New Castle. The name and address of its registered agent is The Company Corporation, address "same as above".

3. The date of filing of the original Certificate of Incorporation in Delaware was 2-18-88.

4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 19 91 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

5. This corporation was duly organized and carried out the business authorized by its charter until the 1st day of March, 1991 at which time its charter became inoperative and void for non-payment of taxes and this certificate of renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of Charters, THOMAS B. WEST, its authorized officer has hereunto set his hand to this certificate this 27th day of JUNE, 1996.

Thomas B. West, CHAIRMAN & CEO
Authorized officer, Title Thomas B. West

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/02/1996
960194790 - 2152302

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 11/21/1996
960340995 - 2152302

9779396

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ENVIRONMENTAL U S. INC.

*****

ENVIRNOMENTAL U.S. INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That by unanimous consent of the Board of Directors of ENVIRONMENTAL U.S. INC., in accordance with Section 141(F) of the General Corporation Law, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and submitting said proposed amendment to the stockholders for approval.

RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing Article FIRST thereof, so that, as amended, said Articles shall be and read as follows:

"FIRST: The name of the corporation is:

(DEL) U.S. ENVIRONMENTAL, INC."

SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the stockholders, by unanimous action in lieu of a meeting in accordance with Section 228A & 242 of the General Corporation Law of the State of Delaware did vote unanimously in favor of the amendment.

THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President this 10th day of October, 1996

(Corporate Seal)

BY: Thomas W. Tate, President

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
(DEL) U.S. ENVIRONMENTAL, INC.

(DEL) U.S. ENVIRONMENTAL, INC., organized and existing under the General Corporation Laws of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That the Board of Directors of the Corporation, at a meeting called for such purpose, duly adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation of the Corporation and calling for the submission of the proposed amendment to a vote of the stockholders of the Corporation, for their approval and adoption. The resolution setting forth the proposed amendment is as follows:

"**RESOLVED**, that the Corporation amend its certificate of incorporation so that:

ARTICLE FOURTH of the certificate of incorporation shall read as follows:

'FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Two Hundred Million (200,000,000), and the par value of each of such shares is $.0001.

SECOND: That the holders of a majority of the outstanding shares of common stock of the Corporation, by written consent dated February 26, 1998, did duly adopt said amendment proposed by the Board of Directors. Notice, pursuant to Section 228(d) of the Delaware General Corporation Laws, of the taking of such corporate action without a meeting was duly provided to the shareholders who did not consent in writing.

THIRD: This amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Laws.

FOURTH: This amendment shall become effective on April 3, 1998.

IN WITNESS WHEREOF, the undersigned has caused its corporate seal to be affixed hereto and this Certificate to be executed by its President and attested by its Secretary, this 9th day of March, 1998.

(DEL) U.S. ENVIRONMENTAL, INC.

Attest: Thomas P. Dolan, Secretary

By: Max P. Schmid, President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/17/1998
981104471 – 2152302

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 03/10/1999
991092814 - 2152302

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
(DEL) U.S. ENVIRONMENTAL, INC

(DEL) U.S. ENVIRONMENTAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, at a meeting called for such purpose, duly adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation of the Corporation and calling for the submission of the proposed amendment to a vote on the stockholders of the Corporation, for their approval and adoption. The resolution setting forth proposed amendment is as follows:

RESOLVED, that the Corporation amend its Certificate of Incorporation so that:

ARTICLE 4 of the Certificate of Incorporation shall read as follows:

IV

Effective March 25, 1999, the outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows each share of Common Stock shall be reclassified as and converted into one one-hundredth of a share of Common Stock, with fractional shares to be rounded up to the next full share

Certificates representing shares combined and reclassified as provided in this Amendment to the Certificate of Incorporation are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification

After the above combination and reclassification, the Corporation shall be authorized to issue one class of shares to be designated as Common Stock The total number of shares of stock which the Corporation shall have authority to issue shall be One-Hundred Million (100,000,000) shares, each having a par value of $.0001 (the "Common Stock").

SECOND: That the holders of a majority of the outstanding shares of common stock of the Corporation did duly adopt said amendment proposed by the Board of Directors, by consent dated December 18, 1998

THIRD: That these amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Laws

The undersigned hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true.

Max Schmid
President and Chief Executive Officer

Attest: Thomas P. Dolan, Secretary

Dated: March 1, 1999

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:12 PM 09/22/2005
FILED 05:12 PM 09/22/2005
SRV 050778598 - 2152302 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is (DEL) U.S. ENVIRONMENTAL, INC.
2. Its registered office in the State of Delaware is located at 2711 Centerville Rd. #400 (street), City of Wilmington Zip Code 19808 County of New Castle the name of its registered agent is The Company Corporation
3. The date of filing of the original Certificate of Incorporation in Delaware was 02/18/1988.
4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual
5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2000, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 9th day of SEPTEMBER A.D. 2005

By: [signature]
Authorized Officer

Name: Angelo J. Panzarella
Print or Type

Title: DIRECTOR & PRESIDENT

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:12 PM 09/22/2005
FILED 05:13 PM 09/22/2005
SRV 050778604 - 2152302 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
(DEL) U.S. ENVIRONMENTAL, INC

(DEL) U S. ENVIRONMENTAL, INC a corporation organized and existing under the General Corporate Law of the State of Delaware DOES HEREBY CERTIFY:

First: That the Board of Directors of the Corporation, meeting for such purpose adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation of the Corporation and calling for the submission of the proposed amendment to a vote of the stockholders of the Corporation, for their approval and adoption. The resolution setting forth proposed amendments is as follows:

RESOLVED, that the Corporation amend its Certificate of Incorporation so that:

Article I of the Certificate of Incorporation shall read as follows:

I

Effective September 7, 2005 the name of this Corporation shall be changed to: FreeHand Systems International, Inc (for bookkeeping purposes only.)

Article III of the Certificate of Incorporation shall read as follows:

III

Effective September 7, 2005 this Corporation is authorized to issue two classes of shares: (for bookkeeping purposes only)

A. This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is fifty-five million (55,000,000) The total number of shares of Preferred Stock the Corporation shall have authority to issue is five million (5,000,000). The Preferred Shares shall be divided into Series of shares and each series of preferred shares shall be entitled to dividend liquidation and voting rights as specified on the face and the back of the certificate The number of shares of Common Stock the Corporation shall have authority to issue is fifty million (50,000,000). The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share.

B. The Preferred Stock shall be divided into series. The first series shall consist of five hundred thousand (500,000) shares and is designated "Series A Preferred Stock"

The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, redemption price or prices, and the liquidation preferences of any

wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporate Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series; provided, that the number of shares of any series shall not be increased without the consent of a majority of the shares of such series outstanding prior to such proposed increase. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. The powers, preferences, rights, privileges, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

1. Dividends

(a) The holders of Series A Preferred Stock shall be entitled to receive dividends at the rate of $0.40 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), per annum, payable out of funds legally available therefore and in preference to any distribution of dividends to the holders of Common Stock. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be non-cumulative.

(b) No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during the any fiscal year of the Corporation until dividends in the total amount set forth in Section C. 1(a) hereof shall have been paid or declared and set apart during that fiscal year, and no dividends shall be paid on any Common Stock unless a dividend (which shall be in addition to any dividends paid pursuant Section C. 1(a) is paid with respect to all outstanding shares of Series A Preferred Stock in an amount of for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which such share of Series A Preferred Stock could then be converted.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation of the holders of Common Stock or other junior equity security by reason of their ownership thereof, an amount per share equal to the sum of (i) $5.00 for each outstanding share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares, the "Original Series A Issue Price") and (ii) an amount equal to all declared but unpaid dividends on each share of Series A Preferred Stock then held by the. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A preferred Stock shall be insufficient to permit the payment to such Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) After the distributions described in subsection (a) above have been paid in full, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock into shares of Common Stock at the then applicable conversion rate).

For purposes of this Section C 2, (i) any acquisition of the Corporations by means of a merger, consolidation, sale of the Corporation's stock or other reorganization of the Corporation (other than a transaction solely to effect the reincorporation of the Corporation in another state or jurisdiction), if after giving effect to such merger, consolidation or other reorganization of the Corporation, the stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization do not represent more than fifty percent (50%) of the voting power (assuming the exercise of all outstanding options and warrants and the conversion of all convertible securities) of the surviving or resulting entity after such merger, consolidation or other reorganization or (ii) the sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock and Common Stock to receive at the closing cash, securities or other property as specified in Sections C 2(a) and 2(b) hereof

Whenever the distribution provided for in this Section C.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined pursuant to section C.2(u) below

In any of the events specified in this Section C 2k, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value Any securities shall be valued as follows:

Securities not subject to restrictions on free marketability:

If traded on a securities exchange or the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty-day period ending three (3) days prior to the closing;

If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty-day period ending three (3) days prior to the closing; and if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors

The method of valuation of securities subject to restrictions of free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

3. Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right To Convert Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $5.00 (as adjusted for any Stock splits, stock dividends, recapitalizations or the like) by the Conversion Price applicable to such share, determined as hereinafter provided, in effect at the time that the certificate is surrendered for conversion The price at which shares of common stock shall be deliverable upon conversion of shares of the Series A Preferred stock (the "Series A Conversion Price") shall initially be $0.50 per share of Common Stock Such initial Series A Conversion Price shall be adjusted as hereinafter provided

(b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Price upon the earlier of (i) the date specified by vote or written consent of agreement of the holders of a majority of the shares of Series A Preferred Stock then outstanding, or (ii) immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration relating solely to a transaction under Rule 145 under such at or to an employee benefit plan of the corporation, at a public offering price per share of $5.00 and with proceeds to the Corporation (before underwriters' discount and expenses) of at least $20,000,000.

(c) Mechanics of Conversion

(i) Before any holder Series A Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the corporation at such office that such older elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date

(ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, or any event or transaction that would constitute a liquidation of the Corporation as provided in Section C 2(c) above, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering or the closing of such other event of transaction, in which even the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale or securities or the closing of such other event or transaction as the case may be. If the conversion occurs through the vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding, such conversion shall be deemed to have been made as the close of business on the day written notice of such election has been received by the Corporation, and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Until certificates for such shares of Series A Preferred Stock which has been converted have been delivered to the Corporation for exchange fro certificates representing such Common Stock, such certificates shall be deemed to represent the shares of Common Stock into which Such Series A Preferred Stock has been converted.

(d) Adjustments of Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after filing these Amended and Restated Articles of Incorporation shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock into a greater number of shares of Common Stock (by stock split) reclassification or otherwise than by payment of a dividend in Common Stock any right to acquire Common Stock)in or in the event the outstanding shares of Common Stock shall be combined or consolidated, by classification or otherwise, into a lesser number of shares of common Stock, then the Series A Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased as

appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(e) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 3(f) hereof or a merger or other reorganization referred to in Section 2(c) hereof), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be converted into, in lieu of the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

(f) No Impairment. the Corporation will not, by amendment of its Articles of Incorporation or through an reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all provisions of this Section 3 and in the taking of all actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(g) Certificates as to Adjustments, Upon the occurrence of each adjustment or readjustment of any Series A Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

(h) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any divided or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in Common Stock; or (iv) to merge or consolidate with or into any other Corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock

(1) At least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

(2) In the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of

Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event)

(i) Issue Taxes The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion

(j) Reservation of Stock Issuable Upon Conversion The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in the best efforts to obtain the requisite stockholder approval of any necessary amendment to these Articles.

(k) Fractional Shares. No fractional share shall be issued upon the conversion of any share of shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(l) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and addressed to each holder of record at his address appearing on the books of the Corporation.

4 Voting Rights Directors

(a) Subject to Subsection 4(b) below, the holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock could not be converted on the record date for the vote or written consent of stockholders. In all cases any fractional share, determined on an aggregate conversion basis, shall be rounded to the nearest whole share. With respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise provided herein or as required by law, voting together with the Common Stock as a single class), and shall be entitled, notwithstanding an provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

(b) Designation of Directors

(i) The holders of Series A Preferred Stock shall be entitled, as a group voting as a separate series (the "Series A Preferred Class"), to elect (and to remove, either for or without cause) two (2) members of the Board of Directors of the Corporation The holder s of Common Stock and Series A Preferred Stock shall be entitled, voting as a single class and on an as-converted basis (the "Common and

Preferred Class"), to elect (and to remove, either for or without cause) the remaining members of the Board of Directors of the Corporation.

(ii) In the case of any vacancy in the office of a director occurring among the directors elected by the Series A Preferred Class or Common and Preferred Class pursuant to subparagraph (i) of paragraph (b) of this Section 4, the holders of a majority of the shares of that class, may elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant, as set forth above. Any director who shall have been elected by the Series A Preferred Class or Common and Preferred Class may be removed during the aforementioned term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the outstanding shares of the Series A Preferred Class or Common and Preferred Class, as the case may be, provided that the number of votes against removal is less than the number of votes necessary to elect that director.

5. Restrictions and Limitations

(a) So long as 100,000 shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class and on an as-converted basis:

(i) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares;

(ii) effectuate any acquisition of the Corporation by means of a merger, consolidation, sale of the Corporation's stock, sale of all or substantially all of the Corporation's assets or other reorganization of the Corporation (other than a transaction to effect the reincorporation of the Corporation in another state or jurisdiction), if after giving effect to such merger, consolidation, sale or other reorganization of the Corporation, the stockholders of the Corporation immediately prior to such merger, consolidation, sale or other reorganization do not hold securities representing a majority of the voting power (assuming exercise of all outstanding options and warrants and the conversion of all Convertible Securities) of the surviving or resulting entity after such merger, consolidation or other reorganization or the purchase of all or substantially all of the assets of the Corporation;

(iii) effectuate any liquidation or dissolution of the Corporation;

(iv) authorize or create (by reclassification, merger or otherwise) any new class or series of shares having rights, preferences or privileges with respect to dividends, redemption or payments upon liquidation senior to or on a parity with Series A Preferred Stock; or

(v) amend this Section C 5(a).

(b) The Corporation shall not amend its Articles of Incorporation or Bylaws without the approval, by vote or written consent, by the holders of the majority of the Series A Preferred Stock if such amendment would adversely any of the rights, preferences or privileges provided for herein or therein for the benefit of the Series A Preferred Stock.

6. No Reissuance of Preferred Stock.

7. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

8. Redemption. The Preferred Stock is not redeemable.

Second: That the holders of a majority of the outstanding shares of the common stock of this Corporation did duly adopt said amendment proposed by the Board of Directors, by consent dated September 11, 2005.

Third: This amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Laws.

The undersigned hereby acknowledges that the foregoing Certificate of Amendment is his act and deed and that the facts stated herein are true.

Angelo Panzarella
Director and leading shareholder
President

ATTEST: Secretary

Dated: September 11, 2005

STATE OF DELAWARE
CORRECTED CERTIFICATE OF AMENDMENT
OF
FREEHAND SYSTEMS INTERNATIONAL, INC.

FreeHand Systems International, Inc. (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the Corporation is FreeHand Systems International, Inc.

2. That a Certificate of Amendment to the Certificate of Incorporation of this Corporation was filed by the Secretary of State of Delaware on September 22, 2005 at 5:13 p.m. and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The Certificate being corrected contains numerous inaccuracies and typographical errors and as so corrected is attached hereto as Exhibit A.

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:05 PM 01/31/2007
FILED 09:05 PM 01/31/2007
SRV 070111523 - 2152302 FILE

IN WITNESS WHEREOF the undersigned Corporation has executed this Certificate of Correction this 31st day of January 2007.

FREEHAND SYSTEMS INTERNATIONAL, INC.

By: ______________________________
Authorized Officer
Name: Kim A. Lorz
Title: President and CEO

FreeHand\Cert of Correction

Exhibit A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
U.S. ENVIRONMENTAL, INC.

U.S. ENVIRONMENTAL, INC. a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

First: That the Board of Directors of the Corporation, meeting for such purpose adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation of the Corporation and calling for the submission of the proposed amendment to a vote of the stockholders of the Corporation, for their approval and adoption. The resolution setting forth proposed amendments is as follows:

RESOLVED, that the Corporation amend its Certificate of Incorporation so that: Article I of the Certificate of Incorporation shall read as follows:

I.

Effective September 7, 2005 the name of this Corporation shall be changed to: FreeHand Systems International, Inc. (for bookkeeping purposes only.)

Article IV of the Certificate of Incorporation shall read as follows:

IV.

Effective September 7, 2005 this Corporation is authorized to issue two classes of shares: (for bookkeeping purposes only)

A. This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is fifty-five million (55,000,000). The total number of shares of Preferred Stock the Corporation shall have authority to issue is five million (5,000,000). The Preferred Stock shall be divided into one or more Series of shares and each Series of Preferred Stock shall be entitled to dividend, liquidation, voting and other rights as shall be designated by the Board of Directors. The number of shares of Common Stock the Corporation shall have authority to issue is fifty million (50,000,000). The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share.

B. The first series of Preferred Stock shall consist of five hundred thousand (500,000) shares and is designated "Series A Preferred Stock."

The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock) and the number of shares constituting any such series and the designation thereof, or any of them as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series; provided, that the number of shares of any series shall not be increased without the consent of a majority of the shares of such series outstanding prior to such proposed increase. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. The powers, preferences, rights, privileges, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

1.Dividends.

(a) The holders of Series A Preferred Stock shall be entitled to receive dividends at the rate of $0.40 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), per annum, payable out of funds legally available therefor and in preference to any distribution of dividends to the holders of Common Stock. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be non-cumulative.

(b) No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during the any fiscal year of the Corporation until dividends in the total amount set forth in Section C. 1(a) hereof shall have been paid or declared and set apart during that fiscal year, and no dividends shall be paid on any Common Stock unless a dividend (which shall be in addition toany dividends paid pursuant Section C. 1(a) is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which such shares of Series A Preferred Stock could then be converted.

2.Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or

involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or other junior equity security by reason of their ownership thereof, an amount per share equal to the sum of (i) $5.00 for each outstanding share of Series A Preferred Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares, (the "Original Series A Issue Price") and (ii) an amount equal to all declared but unpaid dividends on each share of Series A Preferred Stock then outstanding. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A preferred Stock shall be insufficient to permit the payment to such Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) After the distributions described in subsection (a) above have been paid in full, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock into shares of Common Stock at the then applicable conversion rate).

(c) For purposes of this Section C.2, (i) any acquisition of the Corporation by means of a merger, consolidation, sale of the Corporation's stock or other reorganization of the Corporation (other than a transaction solely to effect the reincorporation of the Corporation in another state or jurisdiction), if after giving effect to such merger, consolidation or other reorganization of the Corporation, the stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization do not represent more than fifty percent (50%) of the voting power (assuming the exercise of all outstanding options and warrants and the conversion of all convertible securities) of the surviving or resulting entity after such merger, consolidation or other reorganization or (ii) the sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock and Common Stock to receive at the closing cash, securities or other property as specified in Sections C.2(a) and C.2(b) hereof.

(d) Whenever the distribution provided for in this Section C.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined pursuant to Section C.2(e) below.

(e) Upon the occurrence of any of the events specified in this Section C.2(a), if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

Securities not subject to restrictions on free marketability:

If traded on a securities exchange or the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty-day period ending three (3) days prior to the closing;

If actively traded in the over-the-counter market, the value shall be deemed to be the average of the closing bid prices over the thirty-day period ending three (3) days prior to the closing; and if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

3. Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right To Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $5.00 (as adjusted for any Stock splits, stock dividends, recapitalizations or the like) by the Conversion Price applicable to such share, determined as hereinafter provided, in effect at the time that the certificate is surrendered for conversion. The price at which shares of common stock shall be deliverable upon conversion of shares of the Series A Preferred stock (the "Series A Conversion Price") shall initially be $0.50 per share of Common Stock. Such initial Series A Conversion Price shall be adjusted as hereinafter provided.

(b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Price upon the earlier of (i) the date specified by vote or written consent or agreement of the holders of a majority of the shares of Series A Preferred Stock then outstanding, or (ii) immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration relating solely to a transaction under Rule 145 under such Act or to an employee benefit plan of the Corporation, at a public offering price per share of $5.00 and with proceeds to the Corporation (before underwriters' discount and expenses) of at least $20,000,000.

(c) Mechanics of Conversion.

(i) Before any holder of Series A Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares

of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, or any event or transaction that would constitute a liquidation of the Corporation as provided in Section C.2(c) above, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering or the closing of such other event of transaction, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale or securities or the closing of such other event or transaction as the case may be. If the conversion occurs through the vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding, such conversion shall be deemed to have been made as of the close of business on the day written notice of such election has been received by the Corporation, and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Until certificates for such shares of Series A Preferred Stock which has been converted have been delivered to the Corporation for exchange from certificates representing such Common Stock, such certificates shall be deemed to represent the shares of Common Stock into which such Series A Preferred Stock has been converted.

(d) Adjustments of Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after filing this Certificate of Amendment to the Certificate of Incorporation shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or any right to acquire Common Stock) or in the event the outstanding shares of Common Stock shall be combined or consolidated, by classification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased as appropriate.

(e) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 3(f) hereof or a merger or other reorganization referred to in Section 2(c) hereof), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be converted into, in lieu of the number of shares of Common Stock that would

have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

(f) No Impairment. the Corporation will not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all provisions of this Section 3 and in the taking of all actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Series A Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

(h) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in Common Stock; or (iv) to merge or consolidate with or into any other Corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock:

(A) At least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

(B) In the case of the matters referred to in (ii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(i) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series

A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in its best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(k) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(l) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and addressed to each holder of record at his address appearing on the books of the Corporation.

4. Voting Rights.

(a) Subject to Subsection 4(b) below, the holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock may be converted on the record date for the vote or written consent of stockholders. In all cases any fractional share, determined on an aggregate conversion basis, shall be rounded to the nearest whole share. With respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise provided herein or as required by law, voting together with the Common Stock as a single class), and shall be entitled, notwithstanding any other provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

(b) Designation of Directors.

(i) The holders of Series A Preferred Stock shall be entitled, as a group voting as a separate series (the "Series A Preferred Class"), to elect (and to remove, either for or without cause) two (2) members of the Board of Directors of the Corporation. The holders of Common Stock and Series A Preferred Stock shall be entitled, voting as a single class and on an as-converted basis (the "Common and Preferred Class"), to elect (and to remove, either for or without cause) the remaining members of the Board of Directors of the Corporation.

(ii) In the case of any vacancy in the office of a director occurring among the directors elected by the Series A Preferred Class or Common and Preferred Class pursuant to subparagraph (i) of paragraph (b) of this Section 4, the holders of a majority of the shares of that class may elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant, as set forth above. Any director who shall have been elected by the Series A Preferred Class or Common and Preferred Class may be removed during the aforementioned term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the outstanding shares of the Series A Preferred Class or Common and Preferred Class, as the case may be, provided that the number of votes against removal is less than the number of votes necessary to elect that director.

5. Restrictions and Limitations.

(a) For so long as at least 100,000 shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class and on an as-converted basis:

(i) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares;

(ii) effectuate any acquisition of the Corporation by means of a merger, consolidation, sale of the Corporation's stock, sale of all or substantially all of the Corporation's assets or other reorganization of the Corporation (other than a transaction to effect the reincorporation of the Corporation in another state or jurisdiction), if after giving effect to such merger, consolidation, sale or other reorganization of the Corporation, the stockholders of the Corporation immediately prior to such merger, consolidation, sale or other reorganization do not hold securities representing a majority of the voting power (assuming exercise of all outstanding options and warrants and the conversion of all Convertible Securities) of the surviving or resulting entity after such merger, consolidation or other reorganization or the purchase of all or substantially all of the assets of the Corporation;

(iii) effectuate any liquidation or dissolution of the Corporation;

(iv) authorize or create (by reclassification, merger or otherwise) any new class or series of shares having rights, preferences or privileges with respect to dividends, redemption or payments upon liquidation senior to or on a parity with Series A Preferred Stock; or

(v) amend this Section C.5(a).

(b) The Corporation shall not amend its Certificate of Incorporation or Bylaws without the approval, by vote or written consent, of the holders of a majority of the Series A Preferred Stock if such amendment would adversely affect any of the rights, preferences or privileges provided for herein or therein for the benefit of the Series A Preferred Stock.

6. No Reissuance of Preferred Stock.

7. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

8. Redemption. The Preferred Stock is not redeemable.

Second: That the holders of a majority of the outstanding shares of the common stock of this Corporation did duly adopt said amendment proposed by the Board of Directors, by consent dated as of September 21, 2005.

Third: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
FREEHAND SYSTEMS INTERNATIONAL, INC.

FreeHand Systems International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify as follows:

FIRST: At the meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the submission of such resolutions to the consideration of the stockholders of the Corporation. The resolution of the Board of Directors of the Corporation states that paragraph A of Article IV of the Certificate of Incorporation shall be amended to read, in its entirety, as follows:

"A. This Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of stock that the Corporation is authorized to issue is One Hundred Million (100,000,000). The total number of shares of Preferred Stock that the Corporation is authorized to issue is Five Million (5,000,000). The Preferred Stock shall be divided into one or more series of shares and each series of Preferred Stock shall be entitled to dividend, liquidation, voting and other rights as shall be designated by the Board of Directors of the Corporation. The total number of shares of Common Stock that the Corporation is authorized to issue is Ninety Five Million (95,000,000). The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share."

SECOND: That thereafter, pursuant to the resolution of the Board of Directors of the Corporation, the resolution was presented to the stockholders for their consideration, and pursuant to Section 228 of the General Corporation Law of the State of Delaware, the stockholders have approved the amendment in a written consent.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:05 PM 01/31/2007
FILED 09:06 PM 01/31/2007
SRV 070111524 - 2152302 FILE

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation of the Corporation has been signed by the President of the Corporation on January 31, 2007.

By: ______________________
Kim A. Lorz
President

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES OF THE SERIES C CONVERTIBLE PREFERRED STOCK OF FREEHAND SYSTEMS INTERNATIONAL, INC.

The undersigned, the Chief Executive Officer of FreeHand Systems International, a Delaware corporation (the "Corporation"), in accordance with the provisions of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the following resolution creating a series of preferred stock, designated as Series C Convertible Preferred Stock, was duly adopted on January 25, 2007, as follows:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created out of the shares of the Corporation's preferred stock, par value $0.001 per share, of the Corporation authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Corporation, to be named "Series C Convertible Preferred Stock," consisting of One Hundred Twenty (120) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock"). The maximum number of shares of Series C Preferred Stock shall be One Hundred Twenty (120) shares. The Series C Preferred Stock shall rank senior to the Corporation's common stock, par value $0.001 per share (the "Common Stock"), and to all other classes and series of equity securities of the Corporation which by their terms do not rank senior to the Series C Preferred Stock ("Junior Stock"). The Series C Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Corporation now or hereafter outstanding.

2. Dividends. The holders of record of shares of Series C Preferred Stock shall not be entitled to receive any dividends.

3. Voting Rights.

(a) Class Voting Rights. The Series C Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). So long as any shares of the Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series C Preferred Stock vote separately as a class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock ranking pari passu or senior to the Series C Preferred Stock with respect to the distribution of

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:24 PM 02/01/2007
FILED 04:24 PM 02/01/2007
SRV 070115135 - 2152302 FILE

assets on liquidation, dissolution or winding up (including but not limited to the issuance of any more shares of Preferred Stock); (ii) amend, alter or repeal the provisions of the Series C Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of Common Stock or any other shares of the Corporation's Junior Stock (other than de minimus repurchases from employees of the Corporation in certain circumstances; (iv) amend the Certificate of Incorporation or By-Laws of the Corporation so as to affect materially and adversely any right, preference, privilege or voting power of the Series C Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect to Junior Stock other than as permitted hereby; (vi) reclassify the Corporation's outstanding securities; (vii) voluntarily file for bankruptcy, liquidate the Corporation's assets or make an assignment for the benefit of the Corporation's creditors, subject to the fiduciary duty obligations of the members of the Corporation's board of directors; or (viii) materially change the nature of the Corporation's business.

(b) General Voting Rights. Except with respect to transactions upon which the Series C Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above and except as otherwise required by Delaware law, the Series C Preferred Stock shall have no voting rights. The Common Stock into which the Series C Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Corporation, and none of the rights of the Preferred Stock.

4. Liquidation Preference.

(a) In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $25,000 per share, subject to adjustment for stock splits or stock dividends (the "Liquidation Preference Amount"), of the Series C Preferred Stock before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of the Series C Preferred Stock and any series of Preferred Stock or any other class of stock ranking pari passu, as to rights on liquidation, dissolution or winding up, with the Series C Preferred Stock, then all of said assets will be distributed among the holders of the Series C Preferred Stock and the other classes of stock ranking pari passu with the Series C Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series C Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series C Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Series C Preferred Stock) or a combination thereof; provided, however, that

no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series C Preferred Stock has been paid in cash the full Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series C Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Corporation.

(b) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting shares of the Corporation is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Corporation with or into another corporation, the Series C Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result which is inconsistent therewith.

(c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

5. Conversion. The holder of Series C Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

(a) Right to Convert. At any time on or after the date on which shares of Series C Preferred Stock are initially issued (the "Issuance Date"), the holder of any such shares of Series C Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 7 herein, elect to convert (a "Conversion") all or any portion of the shares of Series C Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series C Preferred Stock being converted by (ii) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section 8 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C Preferred Stock. In the event of such a redemption or liquidation, dissolution or winding up, the Corporation shall provide to each holder of shares of Series C Preferred Stock notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of

the Conversion Rights (or, if the Corporation obtains lesser notice thereof, then as promptly as possible after the date that it has obtained notice thereof) and (ii) state the amount per share of Series C Preferred Stock that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

(b) Mechanics of Conversion. The Conversion of Series C Preferred Stock shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Series C Preferred Stock into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Corporation at (650) 941-0742, Attention: Chief Executive Officer and Chief Operating Officer, and (B) surrender to a common carrier for delivery to the Corporation as soon as practicable following such Conversion Date the original certificates representing the shares of Series C Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

(ii) Corporation's Response. Upon receipt by the Corporation of a facsimile copy of a Conversion Notice, the Corporation shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Corporation of a copy of the fully executed Conversion Notice, the Corporation or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) business days following the date of receipt by the Corporation of the fully executed Conversion Notice, issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. Notwithstanding the foregoing to the contrary, the Corporation or its Transfer Agent shall only be obligated to issue and deliver the shares to the DTC on a holder's behalf via DWAC if a registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock is effective. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series C Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Corporation's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series C Preferred Stock not converted.

(iii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Corporation shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Corporation are unable to agree upon

the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Corporation shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Corporation's independent, outside accountant. The Corporation shall cause the accountant to perform the calculations and notify the Corporation and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Corporation, in the event the holder's calculation was correct, or by the holder, in the event the Corporation's calculation was correct, or equally by the Corporation and the holder in the event that neither the Corporation's or the holder's calculation was correct. The period of time in which the Corporation is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Corporation made in good faith and in accordance with this Section 5(b)(iii).

(iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Intentionally Omitted.

(vi) Buy-In Rights. In addition to any other rights available to the holders of Series C Preferred Stock, if the Corporation fails to cause its Transfer Agent to transmit to the holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of the Series C Preferred Stock on or before the third business day following the Corporation's receipt of an executed Conversion Notice and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock issuable upon conversion of Series C Preferred Stock which the holder anticipated receiving upon such conversion (a "Buy-In"), then the Corporation shall (1) pay in cash to the holder the amount by which (x) the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of Series C Preferred Stock that the Corporation was required to deliver to the holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the holder, either reinstate the shares of Series C Preferred Stock and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its conversion and delivery obligations hereunder. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1)

of the immediately preceding sentence the Corporation shall be required to pay to the holder $1,000. The holder shall provide the Corporation written notice indicating the amounts payable to the holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series C Preferred Stock as required pursuant to the terms hereof.

(c) Intentionally omitted.

(d) Conversion Price.

(i) The term "Conversion Price" shall mean $0.75, subject to adjustment under Section 5(e) hereof. Notwithstanding any adjustment hereunder, at no time shall the Conversion Price be greater than $0.75 per share except if it is adjusted pursuant to Section 5(e)(i).

(ii) Notwithstanding the foregoing to the contrary, if during any period (a "Black-out Period"), a holder of Series C Preferred Stock is unable to trade any Common Stock issued or issuable upon conversion of the Series C Preferred Stock immediately due to the postponement of filing or delay or suspension of effectiveness of the Registration Statement or because the Corporation has otherwise informed such holder of Series C Preferred Stock that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock, such holder of Series C Preferred Stock shall have the option but not the obligation on any Conversion Date within ten (10) trading days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such holder of Series C Preferred Stock that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten (10) trading days thereafter.

(e) Adjustments of Conversion Price.

(i) Adjustments for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii) Adjustments for Certain Dividends and Distributions. If the Corporation shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall

have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Corporation shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series C Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series C Preferred Stock; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series C Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series C Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the

Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Corporation (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Corporation with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Corporation's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities or property of the Corporation or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series C Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series C Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi) Adjustments for Issuance of Additional Shares of Common Stock. In the event the Corporation shall, at any time within two years following the Issuance Date, issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 5(e) or pursuant to (X) Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date) or (Y) pursuant to subsection (viii) below ("Additional Shares of Common Stock"), at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock.

(vii) Issuance of Common Stock Equivalents. The provisions of this Section 5(e)(vii) shall apply if (a) the Corporation shall, at any time within two years following the Issuance Date, issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Series C Preferred Stock, or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities

(collectively, the "Common Stock Equivalents") shall be issued or sold. If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in subsection (vi) of this Section 5(e). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

(viii) Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Series C Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(1) in connection with any merger or consolidation in which the Corporation is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Corporation shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Corporation, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Corporation shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock. In the event any consideration received by the Corporation for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board of Directors of the Corporation. In the event Common Stock is issued with other shares or securities or other assets of the Corporation for

consideration which covers both, the consideration computed as provided in this Section (5)(e)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Corporation.

(ix) Record Date. In case the Corporation shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(x) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment to the Conversion Price hereunder upon (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Exchange Agreement (the "Exchange Agreement") among the Corporation and the holders of Series C Preferred Stock or issued pursuant to the Exchange Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the holders), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer's stock option plans and employee stock purchase plans outstanding as they exist on the date of the Exchange Agreement, and (vi) any warrants issued to the placement agent and its designees for the transactions contemplated by the Exchange Agreement, if applicable.

(f) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series C Preferred Stock as provided herein, the Corporation cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series C Preferred Stock shall have been issued and the Corporation posts a surety bond for the benefit of such holder in an amount equal to 120% of the Liquidation Preference Amount of the Series C Preferred Stock such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

(g) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon

conversion of the Series C Preferred Stock pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series C Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request of the holder of such affected Series C Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series C Preferred Stock. Notwithstanding the foregoing, the Corporation shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(h) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Corporation. The Corporation will give written notice to each holder of Series C Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Corporation will also give written notice to each holder of Series C Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

(k) Reservation of Common Stock. The Corporation shall, so long as any shares of Series C Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of Common Stock equal to at least one hundred fifty percent (150%) of the aggregate number of shares of Common Stock as shall from time to

time be sufficient to effect the conversion of all of the shares of Series C Preferred Stock then outstanding. The initial number of shares of Common Stock reserved for conversions of the Series C Preferred Stock and any increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each holder of record at the time of issuance of the Series C Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series C Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series C Preferred Stock shall be allocated to the remaining holders of Series C Preferred Stock, pro rata based on the number of shares of Series C Preferred Stock then held by such holder.

(l) Retirement of Series C Preferred Stock. Conversion of Series C Preferred Stock shall be deemed to have been effected on the Conversion Date. Upon conversion of only a portion of the number of shares of Series C Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to such holder at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).

(m) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series C Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Corporation shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

6. No Preemptive Rights. Except as provided in Section 5 hereof and in the Exchange Agreement, no holder of the Series C Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

7. Conversion Restriction. Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series C Preferred Stock convert shares of the Series C Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common

Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series C Preferred Stock providing the Corporation with sixty-one (61) days notice (pursuant to Section 5(i) hereof) (the "Waiver Notice") that such holder would like to waive Section 7 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series C Preferred Stock, this Section 7(a) shall be of no force or effect with regard to those shares of Series C Preferred Stock referenced in the Waiver Notice.

8. Redemption.

(a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Series C Preferred Stock contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), each holder of Series C Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's shares of Series C Preferred Stock at a price per share of Series C Preferred Stock equal to one hundred percent (100%) of the Liquidation Preference Amount, plus any accrued but unpaid dividends and liquidated damages (the "Major Transaction Redemption Price"); provided that the Corporation shall have the sole option to pay the Major Transaction Redemption Price in cash or shares of Common Stock. If the Corporation elects to pay the Major Transaction Redemption Price in shares of Common Stock, the price per share shall be based upon the Conversion Price then in effect on the day preceding the date of delivery of the Notice of Redemption at Option of Buyer Upon Major Transaction (as hereafter defined) and the holder of such shares of Common Stock shall have piggyback registration rights with respect to such shares.

(b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Series C Preferred Stock contained herein, after a Triggering Event (as defined below), each holder of Series C Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's shares of Series C Preferred Stock at a price per share of Series C Preferred Stock equal to one hundred ten percent (110%) of the Liquidation Preference Amount, plus any accrued but unpaid dividends and liquidated damages the "Triggering Event Redemption Price" and, collectively with the "Major Transaction Redemption Price," the "Redemption Price"); provided that with respect to the Triggering Events described in clauses (i), (ii), (iii) and (vii) of Section 8(d), the Corporation shall have the sole option to pay the Triggering Event Redemption Price in cash or shares of Common Stock; and provided, further, that with respect to the Triggering Event described in clauses (iv), (v) and (vi) of Section 8(d), the Corporation shall pay the Triggering Event Redemption Price in cash. If the Corporation elects to pay the Triggering Event Redemption Price in shares of Common Stock in accordance with this Section 8(b), the price per share shall be based upon the Conversion Price then in effect on the day preceding the date of delivery of the Notice of Redemption at Option of Buyer Upon Triggering Event and the holder of such shares of Common Stock shall have piggyback registration rights with respect to such shares.

(c) "Major Transaction". A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

(i) the consolidation, merger or other business combination of the Corporation with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation or (B) a consolidation, merger or other business combination in which holders of the Corporation's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

(ii) the sale or transfer of more than 50% of the Corporation's assets other than inventory in the ordinary course of business in one or a related series of transactions; or

(iii) closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

(d) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(i) so long as any shares of Series C Preferred Stock are outstanding, the effectiveness of the Registration Statement, after it becomes effective, (i) lapses for any reason (including, without limitation, the issuance of a stop order) and such lapse continues for a period of twenty (20) consecutive trading days, or (ii) is unavailable to the holder of the Series C Preferred Stock for sale of the shares of Common Stock, and such lapse or unavailability continues for a period of twenty (20) consecutive trading days, and the shares of Common Stock into which such holder's Series C Preferred Stock can be converted cannot be sold in the public securities market pursuant to Rule 144(k) ("Rule 144(k)") under the Securities Act of 1933, as amended, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Series C Preferred Stock.

(ii) the suspension from listing or trading, without subsequent listing on any one of, or the failure of the Common Stock to be listed or traded on at least one of, the Pink Sheets, LLC, the OTC Bulletin Board, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc., for a period of five (5) consecutive trading days;

(iii) the Corporation's notice to any holder of Series C Preferred Stock, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 9) or its intention not to comply with proper requests for conversion of any Series C Preferred Stock into shares of Common Stock; or

(iv) the Corporation's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten (10) business days after the receipt by the Corporation of the Conversion Notice and the Preferred Stock Certificates; or

(v) the Corporation deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded; or

(vi) the Corporation consummates a "going private" transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; or

(vii) the Corporation breaches any representation, warranty, covenant or other term or condition of the Exchange Agreement, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in the Exchange Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of a least ten (10) business days.

(e) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Series C Preferred Stock. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of Series C Preferred Stock then outstanding may require the Corporation to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder's Series C Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Corporation, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of shares of Series C Preferred Stock that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 8(a) above.

(f) Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within one (1) business day after the Corporation obtains knowledge of the occurrence of a Triggering Event, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Series C Preferred Stock. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Series C Preferred Stock then outstanding may require the Corporation to redeem all of the Series C Preferred Stock by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Corporation, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of shares of Series C Preferred Stock that such

holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 8(b) above.

(g) Payment of Redemption Price. Upon the Corporation's receipt of a Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Series C Preferred Stock, the Corporation shall immediately notify such holder of Series C Preferred Stock by facsimile of the Corporation's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Corporation such holder's Preferred Stock Certificates which such holder has elected to have redeemed. Other than with respect to the Triggering Event described in clause (iv) of Section 8(d), the Corporation shall have the sole option to pay the Redemption Price in cash or shares of Common Stock in accordance with Sections 8(a) and (b) and Section 9 of this Certificate of Designation. The Corporation shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Corporation; provided further that if the Corporation is unable to redeem all of the Series C Preferred Stock to be redeemed, the Corporation shall redeem an amount from each holder of Series C Preferred Stock being redeemed equal to such holder's pro-rata amount (based on the number of shares of Series C Preferred Stock held by such holder relative to the number of shares of Series C Preferred Stock outstanding) of all Series C Preferred Stock being redeemed. If the Corporation shall fail to redeem all of the Series C Preferred Stock submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series C Preferred Stock may have under this Certificate of Designation and the Exchange Agreement, the applicable Redemption Price payable in respect of such unredeemed Series C Preferred Stock shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Until the Corporation pays such unpaid applicable Redemption Price in full to a holder of shares of Series C Preferred Stock submitted for redemption, such holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Corporation to promptly return to such holder(s) all of the shares of Series C Preferred Stock that were submitted for redemption by such holder(s) under this Section 8 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the "Void Optional Redemption Notice"). Upon the Corporation's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Major Transaction or Notice(s) of Redemption at Option of Buyer Upon Triggering Event (as applicable) shall be null and void with respect to those shares of Series C Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid and (ii) the Corporation shall immediately return any Series C Preferred Stock submitted to the Corporation by each holder for redemption under this Section 8(d) and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned shares of Series C Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price (as defined below) during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or Notice(s) of

Redemption of Option of Buyer Upon Triggering Event is delivered to the Corporation and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Corporation; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Corporation's obligations to make any payments which have accrued prior to the date of such notice other than interest payments. Payments provided for in this Section 8 shall have priority to payments to other stockholders in connection with a Major Transaction. The term "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price of such security on the OTC Bulletin Board or other quotation venue or principal exchange on which such security is traded as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the holders of a majority of the outstanding shares of Series C Preferred Stock.

(h) Piggyback Registration Rights. If the Corporation proposes to file a registration statement under the Securities Act of 1933, as amended, relating to any of its securities, other than (i) a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act of 1933, as amended, or (ii) a registration relating solely to a Rule 145 transaction, and the Redemption Price upon the occurrence of a Major Transaction or a Triggering Event is paid in shares of Common Stock and such shares have not been previously registered on a registration statement under the Securities Act of 1933, as amended, the Corporation shall give written notice thereof to the holders of Series C Preferred Stock as soon as practicable (but in any event at least thirty (30) days before such filing), offering such holders the opportunity to register on such registration statement such number of shares of Common Stock issued upon such Major Transaction or Triggering Event as such holders may request in writing not later than ten (10) days after the date of such notice. Upon receipt by the Corporation of any such request, the Corporation shall use its reasonable best efforts to include such shares of Common Stock in such registration statement and to cause such registration statement to become effective with respect to such shares. The Corporation agrees to use its reasonable best efforts to keep any such registration statement continuously effective for resale of the Common Stock for so long as such holder shall request, but in no event shall the Corporation be required to maintain the effectiveness of such registration statement later than the date that the shares of Common Stock issued upon such Major Transaction or Triggering Event may be offered for resale to the public pursuant to Rule 144(k).

9. Inability to Fully Convert.

(a) Holder's Option if Corporation Cannot Fully Convert. If, upon the Corporation's receipt of a Conversion Notice, the Corporation cannot issue shares of Common

Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Corporation (w) does not have a sufficient number of shares of Common Stock authorized and available, (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities from issuing all of the Common Stock which is to be issued to a holder of Series C Preferred Stock pursuant to a Conversion Notice or (y) subsequent to the effective date of the Registration Statement, fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Corporation shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series C Preferred Stock, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the Corporation thereof to:

(i) require the Corporation to redeem from such holder those Series C Preferred Stock for which the Corporation is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per share equal to the Major Transaction Redemption Price as of such Conversion Date (the "Mandatory Redemption Price"); provided that the Corporation shall have the sole option to pay the Mandatory Redemption Price in cash or, subject to Section 7 hereof, shares of Common Stock;

(ii) if the Corporation's inability to fully convert Series C Preferred Stock is pursuant to Section 9(a)(y) above, require the Corporation to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above;

(iii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series C Preferred Stock that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Corporation's obligations to make any payments which have accrued prior to the date of such notice); or

(iv) exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 5(b)(vi) hereof.

(b) Mechanics of Fulfilling Holder's Election. The Corporation shall immediately send via facsimile or overnight courier to a holder of Series C Preferred Stock, upon receipt of an original or facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 9(a) above, a notice of the Corporation's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Corporation is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series C Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Corporation of its election pursuant to Section 9(a) above by delivering written notice via facsimile to the Corporation ("Notice in Response to Inability to Convert").

(c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 9(a)(i) above, the Corporation shall pay the Mandatory Redemption Price to such holder within thirty (30) days of the Corporation's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Corporation's receipt of the holder's Notice in Response to Inability to Convert the Corporation has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 2(g). If the Corporation shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series C Preferred Stock may have under this Certificate of Designation and the Exchange Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those Series C Preferred Stock for which the full Mandatory Redemption Price has not been paid, (ii) receive back such Series C Preferred Stock, and (iii) require that the Conversion Price of such returned Series C Preferred Stock be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption.

(d) Pro-rata Conversion and Redemption. In the event the Corporation receives a Conversion Notice from more than one holder of Series C Preferred Stock on the same day and the Corporation can convert and redeem some, but not all, of the Series C Preferred Stock pursuant to this Section 9, the Corporation shall convert and redeem from each holder of Series C Preferred Stock electing to have Series C Preferred Stock converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series C Preferred Stock held by such holder relative to the number shares of Series C Preferred Stock outstanding) of all shares of Series C Preferred Stock being converted and redeemed at such time.

10. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than a majority of the then outstanding shares of Series C Preferred Stock (in addition to any other corporate approvals then required to effect such action), shall be required (a) for any change to this Certificate of Designation or the Corporation's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series C Preferred Stock or (b) for the issuance of shares of Series C Preferred Stock other than pursuant to the Exchange Agreement.

11. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case

of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, that the Corporation shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Corporation to convert such shares of Series C Preferred Stock into Common Stock.

12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and all initial purchasers of the Series C Preferred Stock and shall not be construed against any person as the drafter hereof.

14. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series C Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 1st day of February, 2007.

FREEHAND SYSTEMS INTERNATIONAL, INC.

By: ______________________________
Name: Kim Lorz
Title: President and CEO

FREEHAND SYSTEMS INTERNATIONAL, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series C Preferred Stock of FreeHand Systems International, Inc. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of FreeHand Systems International, Inc., a Delaware corporation (the "Corporation"), indicated below into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Corporation, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion: ______________________________

Number of Preferred Shares to be converted: _____

Stock certificate no(s). of Preferred Shares to be converted: _____

The Common Stock have been sold pursuant to the Registration Statement: YES ___ NO___

Please confirm the following information:

Conversion Price: ______________________________

Number of shares of Common Stock to be issued: ______________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: ____________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Corporation in the following name and to the following address:

Issue to: ______________________________
____

Facsimile Number: ______________________________

Authorization: ______________________________
By: ______________________________
Title: ______________________________

Dated: